UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 West Georgia Street, Suite 2600, Vancouver, British Columbia,		V6E 3C9
(Address of principal executive offices)		(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2014, Amberglen Properties Limited Partnership (“Amberglen Properties”), an indirect wholly-owned subsidiary of City Office REIT, Inc. (“City Office”), entered into a mortgage agreement providing for borrowings of $25.4 million evidenced by two promissory notes (collectively, the “AmberGlen Loan”): (i) an $11.7 million promissory note with American General Life Insurance Company and (ii) an $13.7 million promissory note with American Home Assurance Company. The net proceeds from the AmberGlen Loan were used to repay Amberglen Properties’ existing $23.5 million loan with RAIT Partnership, L.P. and to fund reserves for future leasing activities.

The AmberGlen Loan matures on May 1, 2019 and bears interest at a fixed per annum rate equal to 4.38%. Monthly payments are initially interest-only. Beginning on June 1, 2014, monthly payments include principal and interest with principal payments calculated using an amortization schedule of 30 years for the balance of the loan term with the remaining principal balance and all accrued and unpaid interest due at maturity. Any time on or after May 1, 2016, Amberglen Properties has the right to repay the loan in whole (but not in part) subject to certain conditions and a formula-based prepayment premium. The mortgage loan is non-recourse and may be accelerated only upon an event of default.

City Office and City Office REIT Operating Partnership, L.P. (the “Operating Partnership”) are jointly and severally providing a limited guaranty (the “Guaranty”) of the AmberGlen Loan with respect to certain potential costs, expenses, losses, damages and other sums for which Amberglen Properties is personally liable under the loan documents, including losses or damages which may result from certain intentional actions committed by Amberglen Properties in violation of the loan documents. City Office and the Operating Partnership are also providing a guaranty of the principal balance and any interest or other sums outstanding under the AmberGlen Loan in the event of certain bankruptcy or insolvency proceedings involving Amberglen Properties under the AmberGlen Loan.

Copies of the AmberGlen Loan and the Guaranty are included as Exhibits 10.1, 10.2 and 10.3, respectively, hereto and are incorporated by reference herein. The foregoing descriptions of the AmberGlen Loan and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1	Promissory Note, dated April 29, 2014, by and between Amberglen Properties Limited Partnership and American General Life Insurance Company

10.2	Promissory Note, dated April 29, 2014, by and between Amberglen Properties Limited Partnership and American Home Assurance Company

10.3	Guaranty Agreement, dated as of April 29, 2014, by and among City Office REIT, Inc., City Office REIT Operating Partnership, L.P., American General Life Insurance Company and American Home Assurance Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: May 5, 2014	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Promissory Note, dated April 29, 2014, by and between Amberglen Properties Limited Partnership and American General Life Insurance Company

10.2	Promissory Note, dated April 29, 2014, by and between Amberglen Properties Limited Partnership and American Home Assurance Company

10.3	Guaranty Agreement, dated as of April 29, 2014, by and among City Office REIT, Inc., City Office REIT Operating Partnership, L.P., American General Life Insurance Company and American Home Assurance Company